EXECUTION COPY

WAIVER, ACKNOWLEDGMENT AND AGREEMENT

THIS WAIVER, ACKNOWLEDGMENT AND AGREEMENT, dated as of August 1, 2008 (as amended, restated, supplemented or otherwise modified from time to time, this "Agreement"), by and among Boo Koo Holdings, Inc., a Delaware corporation (the "Company"), Boo Koo Beverages, Inc., a Delaware corporation (the "Guarantor"; the Company and the Guarantor are referred to herein from time to time individually as a "Credit Party" and collectively as the "Credit Parties"), and Holigan Racing, L.P., a Texas limited partnership (together with its successors and permitted assigns, the "Senior Creditor"; each of the Credit Parties and the Senior Creditor are referred to herein from time to time individually as a "Party" and collectively as the "Parties"). Unless otherwise specified herein, capitalized terms used but not defined herein shall have the meanings ascribed to such term in the form of Subordination Agreement (defined below) or in the Senior Note (defined below) (as applicable).

WHEREAS, in connection with that certain Settlement Agreement, the Company has made and executed that certain Senior Secured Convertible Promissory Note, dated April 3, 2008, payable to the order of the Senior Creditor in the original principal amount of $1,400,000.00 (as amended, restated, supplemented, or otherwise modified from time to time, the "Senior Note") and the Guarantor has entered into that certain Guarantee and Security Agreement, dated as of April 3, 2008, between the Guarantor, as Grantor and as guarantor thereunder, and the Senior Creditor, as secured party thereunder (as amended, restated, supplemented or otherwise modified from time to time, the "Guarantee and Security Agreement");

WHEREAS, each of the individuals and entities listed on **Schedule 1** hereto (each a "Subordinated Creditor" and collectively, the "Subordinated Creditors") has made a loan or loans to the Company, each such loan is evidenced by a subordinated note made by the Company and payable to the order of the respective Subordinated Creditor in the original principal amount specified on **Schedule 1**, and copies of each of which are attached hereto as **Exhibits A1 - A9** (the "Original Subordinated Notes") and, in connection herewith and therewith, the Company desires to amend and restate each respective Original Subordinated Note by executing and delivering an Amended and Restated Subordinated Note made by the Company and payable to the order of such Subordinated Creditor in the same original principal amount set forth in the Original Subordinated Note(s) issued to such Subordinated Creditor in the form attached hereto as **Exhibit B** (the "New Subordinated Note Form") and the Company, the Guarantor and the Senior Creditor further desire to enter into a subordination agreement with each Subordinated Creditor relating thereto, in the form attached hereto as **Exhibit C** (the "Subordination Agreement Form");

WHEREAS, pursuant to Section 1.5 of the Senior Note, additional indebtedness of the Company is required to be made subject to a subordination agreement acceptable in form, scope and substance to the Senior Creditor in its sole and absolute discretion and the Original Subordinated Notes were made, executed and delivered by the Company to the Subordinated Creditors in the absence of any such subordination agreement resulting in the occurrence and continuance of an Event of Default under the Senior Note (the "Specified Default"); and

WHEREAS, the Parties desire to enter into this Agreement to address matters relating to the foregoing items and the Specified Default.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

Section 1. Recitals. The recitals to this Agreement are each hereby incorporated by reference into and made a part of this Agreement. The Parties hereby acknowledge and agree that each of the recitals is true and correct in all respects, and that the Specified Default has occurred and is continuing.

Section 2. Amendments to Senior Note.

(a) The Parties hereby acknowledge and agree that the Senior Note is hereby amended, effective as of the date hereof, as follows (the "Senior Note Amendments"):

(i) The last sentence of the second paragraph of the first page of the Senior Note is hereby amended by deleting the phrase "March 31, 2010" therefrom and substituting in lieu thereof the phrase "December 15, 2008"; and

(ii) Section 1.1 of the Senior Note is hereby amended and restated in its entirety to read as follows:

"Section 1.1 Payment of Principal. The outstanding principal balance of this Note (and all accrued and unpaid interest, if any) shall be paid in full in immediately available funds on December 15, 2008. The Maker may prepay all or a portion of the principal amount (and accrued interest, if any) of this Note at any time and from time to time without penalty."

(b) Except as expressly amended by this Agreement, the Senior Note is and shall remain in full force and effect and is hereby ratified and confirmed in all respects.

Section 3. Representations, Warranties, Covenants and Conditions. The Company and the Guarantor each hereby represents and warrants to, and covenants and agrees with, the Senior Creditor as follows:

(a) Deposit Accounts. The Payroll Account (as defined in Section 4(a) below) shall be used solely to hold Payroll Funds (as defined in Section 4(a) below). All cash, instruments and similar property of the Company and the Guarantor (other than Payroll Funds) shall, until used by the Company or the Guarantor, be deposited into one or more of the Deposit Accounts (as defined in Section 4(a) below) (all such Deposit Accounts (other than the Payroll Account) being referred to herein collectively as the "Specified Deposit Accounts"). The Guarantor shall not establish or maintain any deposit account, securities account or commodity account of any kind (other than the Deposit Accounts) unless and until the Guarantor has executed and delivered to the Senior Creditor a deposit account control agreement relating to such account in form and substance reasonably satisfactory to the Senior Creditor (each a "Deposit Account Control

Agreement") for execution by the Senior Creditor pursuant to terms of Section 2.02(c)(i) of the Guarantee and Security Agreement.

(b) Deposit Account Control Agreements. Pursuant to Section 2.02(c)(i) of the Guarantee and Security Agreement, the Guarantor hereby covenants and agrees to use commercially reasonable efforts and act in good faith in causing each Specified Deposit Account to become subject to a Deposit Account Control Agreement as soon as possible after the date of this Agreement but in any event not later than the date which is thirty (30) calendar days after the date of this Agreement.

(c) Amended and Restated Subordinated Notes; Subordination Agreement. The Company shall cause each of the Subordinated Creditors to cancel and return its respective Original Subordinated Note and to execute and deliver (i) a new Amended and Restated Subordinated Note in the form of the New Subordinated Note Form with only such changes as to reflect the name, date and amount of the indebtedness incurred (as applicable) of and with respect to each Subordinated Creditor (or, if not in such form, in any other form which is satisfactory to the Senior Creditor in its sole and absolute discretion) which shall amend, restate and replace, and evidence all of the indebtedness under, the Original Subordinated Note of such Subordinated Creditor (each, a "Restated Subordinated Note") and (ii) a Subordination Agreement relating to such Restated Subordinated Note and other related matters, in the form of the Subordination Agreement Form with only such changes to reflect the name, date and amount of the indebtedness incurred (as applicable) of and with respect to each Subordinated Creditor (or, if not in such form, in any other form which is satisfactory to the Senior Creditor in its sole and absolute discretion) (each, a "Subordination Agreement"), in each case as soon as possible after the date of this Agreement but in any event not later than the thirty (30) calendar days after the date of this Agreement. Upon the execution and delivery of each Restated Subordinated Note and each Subordination Agreement, the Senior Creditor agrees to execute and deliver to the Company such Subordination Agreement within five (5) Business Days of receipt of such Subordination Agreement.

(d) Additional Indebtedness.

(i) The Company and the Guarantor shall deposit and maintain (until used by the Company or the Guarantor) any and all proceeds from any indebtedness incurred by either of them which is incurred pursuant to or evidenced by the Original Subordinated Notes or the New Subordinated Notes (as defined below) (as applicable) prior to or after the date of this Agreement and any other indebtedness issued or incurred by either of them and all of their other funds into one or more Deposit Accounts.

(ii) Neither the Company nor the Guarantor shall incur, issue or permit to exist any indebtedness after the date of this Agreement, unless each Person that has made loans or other extensions of credit evidencing or constituting any such indebtedness to the Company or the Guarantor (and the Company and the Guarantor) has executed and delivered a subordinated note in the form of the New Subordinated Note Form (each, a "New Subordinated Note") and executed and delivered a subordination agreement relating thereto to the Senior Creditor in the form of the Subordination Agreement Form, (each, a "New Subordination Agreement") in each case with only such changes as to

reflect the name, date and amount of the indebtedness incurred (as applicable) of and with respect to such Person (or, if not in such form, in any other form which is satisfactory to the Senior Creditor in its sole and absolute discretion); (it being understood and agreed that the Senior Creditor will execute any such New Subordination Agreement which satisfies the foregoing requirements (provided that the related New Subordinated Note also satisfies the foregoing requirements).

(e) Senior Creditor Fees, Costs and Expenses. Without limiting and as further provided in Section 10, the Company and the Guarantor shall pay on demand and in full and in immediately available funds any and all fees, costs and expenses that are paid or incurred by the Senior Creditor, including, without limitation, attorneys' fees, arising from, out of or in connection with the Specified Default, and the preparation, negotiation, execution, delivery and performance of this Agreement and any Subordinated Loan Document up to and including the date which is thirty (30) calendar days from the date of this Agreement, on the date which is thirty (30) calendar days after the date of this Agreement (except to the extent any of the foregoing amounts have been paid in full pursuant to Section 3(f) below).

(f) Without limiting and as further provided in Section 10, the Company and the Guarantor shall, within fifteen (15) calendar days of the date hereof, pay to the Senior Creditor in immediately available funds an amount equal to $36,569.00 which amount represents reasonable attorneys' fees paid or incurred by the Senior Creditor through the date hereof as a result of and in connection with the Specified Default and other matters described in this Agreement and in Section 10 hereof, in each case which are required to be paid by the Company pursuant to Section 10 hereof and Section 4.5 of the Senior Note and the Guarantor pursuant to Section 2.10 of the Guarantee and Security Agreement (the "Payment Condition"). In satisfying the Payment Condition, the Company shall comply with any payment instructions as and when provided by the Senior Creditor. For the avoidance of doubt, satisfaction of the Payment Condition by the Company shall not impair, reduce, eliminate or otherwise affect or impact in any manner whatsoever the Company's obligation to pay any other amounts required to be paid by it hereunder or under any other Senior Loan Document, including without limitation, reasonable attorneys' fees incurred after the date hereof by or on behalf of the Senior Creditor in connection herewith or with the enforcement of the Senior Note.

Section 4. Additional Representations and Warranties. The Company and the Guarantor each hereby further represents and warrants to the Senior Creditor on the date hereof and at all times while this Agreement is in effect that:

(a) Deposit Accounts. All information contained or described in the recitals to this Agreement are true and correct in all respects. Each of the Company's and the Guarantor's deposit accounts existing on the date hereof are correctly identified on **Schedule 2** attached hereto (the "Deposit Accounts"). The sole Deposit Account that is used to hold funds of either the Company or the Guarantor in amounts required to be used solely to satisfy employee payroll obligations ("Payroll Funds") is correctly identified as "Boo Koo Beverages Payroll" on **Schedule 2** hereto (the "Payroll Account").

(b) Senior Loan Document Representations and Warranties. Other than as expressly provided herein with respect to the Specified Default, each of the representations and warranties

contained in each Senior Loan Document are true and correct on and as of the date hereof, both before and after giving effect to this Agreement (except to the extent any such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date).

(c) No Consent. No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Company or the Guarantor, if applicable), is required in connection with the execution, delivery, performance, validity or enforceability of (i) this Agreement or (ii) any Subordination Agreement other than such consents, authorizations, filings and acts of any Subordinated Creditor which will be obtained or completed (as applicable) upon such Subordinated Creditor's execution of any Subordination Agreement.

Section 5. Limited Conditional Waiver. In reliance upon the representations and warranties and covenants of the Credit Parties contained in this Agreement and the other Senior Loan Documents and subject in all respects to Section 6 hereof, the Senior Creditor hereby conditionally waives any and all defaults or Events of Default (as defined in the Senior Note) existing or arising solely as a result of the Specified Default (the "Limited Waiver"); provided, however, that such Limited Waiver shall become permanent on the date on which the Credit Parties have satisfied each of the requirements set forth in Sections 3(b), 3(c) and 3(f) of this Agreement, in each case within the time period(s) specified therein (any such date, the "Permanent Waiver Date"). This Limited Waiver shall be interpreted strictly and shall not be deemed to be a waiver of any other default or Event of Default which may now exist or hereafter occur at any time under this Agreement or any other Senior Loan Document.

Section 6. Event of Default. Notwithstanding Section 5 hereof or any term or provision in the Senior Note or any other Senior Loan Document, the Parties hereby acknowledge and agree that the failure of any Credit Party to satisfy or comply with, or the breach or other violation by any Credit Party of any of the requirements set forth in Sections 3(b), 3(c) or 3(f) shall constitute an Event of Default (as defined under the Senior Note) without any notice or grace period of any kind and, in any such case, the Senior Creditor shall thereupon be immediately entitled to exercise any and all rights and remedies under any Senior Loan Document, applicable law or otherwise.

Section 7. Validity of Senior Debt, Guarantee, Liens and Loan Documents.

(a) Validity of Senior Debt. Each of the Credit Parties acknowledges and agrees that (i) the Company is indebted to the Senior Creditor for all of the Senior Debt, without any right of rescission, cross complaint, claim, demand, defense, counterclaim or offset of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of the Senior Debt, and each of the Credit Parties hereby ratifies and reaffirms the validity, enforceability and binding nature of all of the Senior Debt and (ii) no Credit Party has as of the date hereof any claim, right or cause of action of any kind or nature against Senior Creditor or any Released Party (defined below) as a result of or in connection with the Senior Debt, the Senior Note and the other Senior Loan Documents, or the transactions contemplated hereby or thereby.

(b) Validity of Guarantee and Security Agreement. The Guarantor hereby ratifies, acknowledges, confirms and agrees that the Guarantee and Security Agreement and each of the security interests and guarantee created thereunder is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Agreement, each reference in the Guarantee and Security Agreement to the Loan Documents shall include and be a reference to this Agreement and all references to the Note (as defined in the Guarantee and Security Agreement) and the Settlement Agreement shall mean and be a reference to the Senior Note (as amended by this Agreement).

Section 8. No Reliance on Other Parties. Each Party understands that this is a legally binding Agreement that affects or may affect the respective rights of such Party. Each Party hereby represents and warrants to each other Party that (a) it has received legal advice from counsel of its respective choice in connection with the negotiation, preparation, execution, delivery, performance, meaning and legal significance of this Agreement and that it is satisfied with its respective legal counsel and such advice received from its respective legal counsel; (b) it entered into this Agreement freely and voluntarily, without coercion, duress, distress or undue influence by any other Person affiliated with the foregoing or any of its respective directors, officers, partners, agents or employees or otherwise; and (c) it has had a full and fair opportunity to consider all reasonable alternatives to entering into this Agreement, and has made a business judgment, after appropriate due diligence and advice from legal and financial advisors, that this Agreement is an appropriate and fair Agreement.

Section 9. Interpretation. If any term or provision of this Agreement requires judicial or other interpretation, the Parties hereby agree that any court or any other Person interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Party by reason of the rule of construction that a document is to be construed more strictly against the Party who itself or through its agent prepared the same.

Section 10. Expenses; Indemnification.

(a) The Company shall pay and reimburse to the Senior Creditor, upon demand and in any event not later than five (5) Business Days after the Senior Creditor's delivery of such demand, any and all fees, costs and expenses (including, without limitation, all reasonable attorneys' fees and disbursements) paid or incurred by the Senior Creditor from, as a result of, or in connection with the Specified Default and the preparation, negotiation, execution, delivery, performance, amendment or waiver of this Agreement, any Restated Subordinated Note, any Subordination Agreement, any New Subordinated Note, and any New Subordination Agreement.

(b) The Company shall pay and reimburse to the Senior Creditor, upon demand, any and all fees, costs and expenses (including, without limitation, attorneys' fees and disbursements), paid or incurred by the Senior Creditor from, as a result of, or in connection with protecting, perfecting, preserving, collecting and/or enforcing any of the Senior Creditor's, rights and remedies under this Agreement, any Senior Loan Document, or applicable law.

(c) The Company agrees to indemnify and hold the Senior Creditor and each of its respective partners, members, shareholders, officers, managers, directors, employees, attorneys, agents and other representatives (each an "Indemnitee") harmless from and against any and all

claims, losses, damages, actions, causes of action, liabilities, obligations, costs and expenses, suits and proceedings (including, without limitation, reasonable attorneys' fees and disbursements) of any kind or nature whatsoever, threatened or brought against or incurred by the Senior Creditor, in any manner and for any reason, directly or indirectly arising from, out of, as a result of, relating to or in connection with this Agreement; provided, however, that the Company shall not be obligated to indemnify any Indemnitee for any acts or omissions of the Senior Creditor in connection with matters described in this Section arising directly from the gross negligence or willful misconduct of the Senior Creditor, as determined by a court of competent jurisdiction in a final, non-appealable judgment. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH INDEMNITEE SHALL BE INDEMNIFIED AND HELD HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, ACTIONS, CAUSES OF ACTION, LIABILITIES, PENALTIES, SUITS, PROCEEDINGS, JUDGMENTS, DISBURSEMENTS, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, FEES AND EXPENSES OF COUNSEL) ARISING OUT OF OR CAUSED IN WHOLE OR PART BY THE ORDINARY NEGLIGENCE OF ANY SUCH INDEMNITEE. THE AGREEMENTS IN THIS SECTION 10 SHALL SURVIVE REPAYMENT OF THE SECURED OBLIGATIONS AND ALL OTHER AMOUNTS PAYABLE UNDER THE SENIOR NOTE AND THE OTHER SENIOR LOAN DOCUMENTS.

(d) The Company and the Guarantor each acknowledges and agrees that all amounts owing by the Company under this Section 10 shall constitute Secured Obligations (as defined in the Guarantee and Security Agreement).

(e) All obligations and liabilities of the Company under this Section 10 shall survive the payment and performance of the Secured Obligations and the termination of the Senior Loan Documents, and shall be in addition to and shall supplement the obligations and liabilities of the Company and the Guarantor under the Senior Loan Documents (including, without limitation, Section 4.5 of the Senior Note and Section 2.10 of the Guarantee and Security Agreement).

Section 11. Waiver and Release. Without limiting any other term or provision of this Agreement, each Credit Party hereby voluntarily, knowingly, irrevocably, unconditionally, absolutely and permanently waives, releases, dismisses, cancels, terminates and forever discharges (collectively, the "Specified Releases") the Senior Creditor, each of its affiliates and each of its and their respective agents, officers, directors, managers, members, partners, employees, contractors, representatives, advisors, attorneys and agents, and each of their successors, assigns and representatives (each a "Released Party" and collectively, the "Released Parties"), from any and all claims, inferences, complaints, cross-complaints, filings, disputes, grievances, demands, duties, actions, causes of action, defenses, counterclaims, offset, damages, costs, expenses, liabilities, obligations, losses and similar items of any kind or character whatsoever, in each case whether known or unknown, anticipated or unanticipated, suspected or unsuspected, actual or contingent, express or implied, or conditional, direct or indirect, at law or in equity, or otherwise, irrespective of whether any of the foregoing arise out of contract, tort, violation of law or regulations, or otherwise (the "Released Items") as follows:

(a) with respect to Released Items arising out of, from or in connection with any Senior Debt, any Senior Loan Document, any Subordinated Loan Document, any Subordination

Agreement, or any related matter, the Specified Releases shall apply to the Released Parties with respect to any and all Released Items now existing or arising or originating at any time prior to the date hereof; provided, that upon the occurrence of a Permanent Waiver Date, such Specified Releases shall apply to the Released Parties with respect to any and all Released Items arising or originating at any time prior to or on such Permanent Waiver Date.

(b) with respect to Released Items arising out of, from or in connection with the Specified Default, including the negotiation, preparation, execution, delivery or performance of this Agreement, the Specified Releases shall apply to the Released Parties with respect to any and all Released Items now existing or arising or originating at any time prior to the date hereof; provided, that upon the occurrence of a Permanent Waiver Date, such Specified Releases shall apply to the Released Parties with respect to any and all Released Items arising or originating at any time.

Section 12. Term. This Agreement shall become effective when executed by the Company, the Guarantor, and the Senior Creditor, and, when so accepted, shall constitute a continuing agreement, and shall remain in effect until all of the Senior Debt has been indefeasibly paid and performed in full and all Senior Loan Documents have been satisfied and terminated.

Section 13. Further Assurances. The Parties each hereby agrees to execute any further agreements, documents and instruments and to take such other actions as may be reasonably requested by any other Party to effect the purposes of this Agreement, all as and when directed or instructed by the Senior Creditor.

Section 14. Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to the Senior Creditor and Company at its address for notices provided for in the Senior Note and to the Guarantor at the address for notices of the Company, or as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (a) on the earlier of the date of receipt or the date three (3) Business Days after deposit of such notice in the United States mail, if sent postage prepaid, certified mail, return receipt requested or (b) when actually received, if personally delivered.

Section 15. No Duties of Senior Creditor. The rights and remedies of the Senior Creditor under this Agreement are solely for its protection and nothing herein contained shall create or impose on the Senior Creditor any duties of any kind with respect to any property either of the Company, the Guarantor or of the Subordinated Creditor heretofore or hereafter received by the Senior Creditor (provided that this Section 15 shall not adversely affect any term or provision contained in the last sentence of Section 2.09 of the Guarantee and Security Agreement).

Section 16. Entire Agreement. This Agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements or conditions, whether express or implied, oral or written.

Section 17. Loan Document. This Agreement, each Subordination Agreement and each New Subordination Agreement entered into from time to time is and shall be (a) a Loan Document (as defined in the Guarantee and Security Agreement) and (b) a Senior Loan Document (as defined in each Subordination Agreement) in all respect and for all purposes.

Section 18. Amendments. Neither this Agreement nor any portion or provision hereof may be changed, waived or amended orally or in any manner other than by an agreement in writing signed by the all of the Parties.

Section 19. Governing Law; Consent to Jurisdiction. The Parties acknowledge and agree that any claim, controversy, dispute or action relating in any way to this agreement or the subject matter of this agreement shall be governed solely by the laws of the State of Texas, without regard to any conflict of laws doctrines. The Parties irrevocably consent to being served with legal process issued from the state and federal courts located in Texas and irrevocably consent to the exclusive personal jurisdiction of the federal and state courts situated in the State of Texas. The parties irrevocably waive any objections to the personal jurisdiction of these courts. Said courts shall have sole and exclusive jurisdiction over any and all claims, controversies, disputes and actions which in any way relate to this Agreement or the subject matter of this agreement. The parties also irrevocably waive any objections that these courts constitute an oppressive, unfair, or inconvenient forum and agree not to seek to change venue on these grounds or any other grounds. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

Section 20. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Guarantor and the Company and each of their respective successors and permitted assigns, and upon the Senior Creditor and its successors and assigns, provided that neither the Guarantor's nor the Company's rights or obligations hereunder nor any interest therein may be assigned or delegated in whole or in part to any Person without the prior written consent of the Senior Creditor.

Section 21. Severability. The provisions of this Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, it is the intent of the parties that such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, and that this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

Section 22. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier or in PDF format via electronic mail shall be effective as delivery of an original counterpart of this Agreement.

Section 23. No Waiver; Cumulative Remedies; Enforcement. Except as expressly set forth herein, no failure to exercise and no delay in exercising, on the part of the Senior Creditor, any right, remedy, power or privilege hereunder or under the other Senior Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power

or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 24. Independence of Covenants. All covenants and agreements hereunder and under the Senior Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants or agreements, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant or agreement, shall not avoid the occurrence of a default or an Event of Default (as defined in the Senior Note) if such action is taken or such condition exists.

[*Signatures on following page*]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BOO KOO HOLDINGS, INC.

By: ______________________
Name: Stephen C. Ruffini
Title: COO/CFO

ADDRESS:

Boo Koo Beverages, Inc.
4951 Airport Parkway, Suite 660
Addison, Texas 75001
Attention: Stephen C. Ruffini
Telephone: (972) 818-3862
Telecopy: (972) 930-9463

BOO KOO BEVERAGES, INC.

By: ______________________
Name: Stephen C. Ruffini
Title: COO/CFO

ADDRESS:

Boo Koo Beverages, Inc.
4951 Airport Parkway, Suite 660
Addison, Texas 75001
Attention: Stephen C. Ruffini
Telephone: (972) 818-3862
Telecopy: (972) 930-9463

HOLIGAN RACING, L.P.
By: HOLIGAN ENTERPRISES, LLC
its general partner

By: [signature]
Name: MICHAEL HOLIGAN
Title: MANAGER

ADDRESS:

Holigan Racing, L.P.
15950 North Dallas Parkway
Suite 750
Dallas, Texas 75248
Attention: Michael Holigan
Telephone: (972) 387-7999
Telecopy: (972) 387-1685

SCHEDULE 1

ORIGINAL SUBORDINATED NOTES AND SUBORDINATED CREDITORS

The following table provides a true, correct and complete listing of the Subordinated Creditors and brief description of the Original Subordinated Notes.

Name of Subordinated Creditor	Maker of Original Subordinated Note	Original Principal Amount of Original Subordinated Note	Date of Original Subordinated Note
Arthur Coppola	Boo Koo Holdings, Inc.	$150,000	June 24, 2008
Aspen Partners, Inc.	Boo Koo Holdings, Inc.	$300,000	July 02, 2008
Clayton Walls	Boo Koo Holdings, Inc.	$35,000	July 08, 2008
Clayton Walls	Boo Koo Holdings, Inc.	$50,000	July 01, 2008
Edward Coppola	Boo Koo Holdings, Inc.	$150,000	June 24, 2008
Gil Cassagne	Boo Koo Holdings, Inc.	$150,000	June 27, 2008
Henry Exail	Boo Koo Holdings, Inc.	$60,000	June 30, 2008
Kelby Hagar	Boo Koo Holdings, Inc.	$60,000	June 23, 2008
Susie Lowry	Boo Koo Holdings, Inc.	$45,000	June 23, 2008
	Total:	**$1,000,000**	

SCHEDULE 2

DEPOSIT ACCOUNTS

Account Name	Account Number	Bank
Boo Koo Beverage A-P (Controlled Disbursement)	734227846	JPMorgan Chase
Boo Koo Beverages Inc. (Lock Box)	754071819	JPMorgan Chase
Boo Koo Beverage Payroll	31607609134	JPMorgan Chase
Boo Koo Beverage Operating	126907456765	JPMorgan Chase
Boo Koo Beverage Credit Card	126907507665	JPMorgan Chase